EXHIBIT 99.2

PYRAMID OIL COMPANY CLARIFIES PAYMENT DATE FOR STOCK SPLIT

BAKERSFIELD, Calif. - June 9, 2008 - Pyramid Oil Company (Amex: PDO) today clarified that the payment date of the 5-for-4 stock split announced earlier today will be July 3, 2008, to shareholders of record as of June 24, 2008. The effective date of the split has been revised to July 7, 2008, from the previously reported July 1, 2008.


ABOUT PYRAMID OIL COMPANY

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.


SAFE HARBOR STATEMENT

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACTS:  John H. Alexander
President and CEO
Pyramid Oil Company
661-325-1000

Geoff High
Principal
Pfeiffer High Investor Relations, Inc.
303-393-7044